Exhibit 4.6

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of December 20, 2011, made by SALLY BEAUTY HOLDINGS, INC., a Delaware corporation (the “Additional Granting Party”), in favor of MERRILL LYNCH CAPITAL CORPORATION, as collateral agent (in such capacity, the “Collateral Agent”) and as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined in the Guarantee and Collateral Agreement).  All capitalized terms not defined herein shall have the meaning ascribed to them in such the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, SALLY INVESTMENT HOLDINGS LLC, a Delaware limited liability company (“Holdings”), SALLY HOLDINGS LLC (the “Borrower”), MERRILL LYNCH CAPITAL CORPORATION, as administrative agent and collateral agent, and the other parties party thereto are parties to a Credit Agreement, dated as of November 16, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain of its Subsidiaries are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of November 16, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent, for the ratable benefit of the Secured Parties; and

WHEREAS, the Additional Granting Party is a direct parent of Holdings and derives not insubstantial benefits from the credit accommodations provided by the Lenders to the Borrower and to the other Loan Parties;

WHEREAS, the Additional Granting Party, while not required to do so, has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Granting Party hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor, Grantor and Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor, Grantor and Pledgor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 7 to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information.  The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a Guarantor, Grantor and Pledgor, contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  Credit Agreement.  For the avoidance of doubt and notwithstanding the Additional Granting Party becoming a Guarantor, Grantor and Pledgor under the the Guarantee and Collateral Agreement, the Additional Granting Party shall not become or be deemed to be a “Loan Party” or a “Guarantor” under the Credit Agreement for any purpose whatsoever.

3.  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

SALLY BEAUTY HOLDINGS, INC.

		By:	/s/ Mark Flaherty
Name: Mark Flaherty
Title: SVP & CFO

Acknowledged and Agreed to as
of the date hereof by:

MERRILL LYNCH CAPITAL CORPORATION,
as Collateral Agent and Administrative Agent

By:	/s/ Darleen R. Parmelee
Name: Darleen R. Parmelee
Title: Assistant Vice President

Annex 1-A to

Assumption Agreement

Supplement to

Guarantee and Collateral Agreement

Schedule 1

Supplement to

Guarantee and Collateral Agreement

Schedule 2

Supplement to

Guarantee and Collateral Agreement

Schedule 3

Supplement to

Guarantee and Collateral Agreement

Schedule 4

Supplement to

Guarantee and Collateral Agreement

Schedule 5

Supplement to

Guarantee and Collateral Agreement

Schedule 6

Supplement to

Guarantee and Collateral Agreement

Schedule 7